                                                            EXHIBIT 23



              Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-62438) of American Water Works Company, Inc. of our report dated June 26, 1998 which appears on pages 6 and 7 of this Form 11-K.



PRICE WATERHOUSE LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
June 26, 1998